UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2012

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51485	72-1060618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100, Winter Park, FL 32789

(Address of Principal executive offices, including Zip Code)

(407) 333-7440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Samuel A. Tancredi as President and Chief Operating Officer of Mitchell’s Fish Market

On February 6, 2012, Samuel A. Tancredi resigned as President and Chief Operating Officer of Mitchell’s Fish Market (“Mitchell’s”), effective immediately. Mr. Tancredi will transition to a consulting role with Ruth’s Hospitality Group, Inc. (the “Company”). Mr. Tancredi’s resignation will be treated as a termination without cause under his Terms of Employment / Letter of Understanding and Salary Continuation Agreement dated April 5, 2010.

(c) Appointment of Peter J. Beaudrault as President and Chief Operating Officer of Mitchell’s Fish Market

The Company announced that Peter J. Beaudrault will succeed Mr. Tancredi as the President and Chief Operating Officer of Mitchell’s, effective February 6, 2012. Prior to joining the Company, Mr. Beaudrault, 57, held a number of leadership positions with Sbarro, Inc. (“Sbarro”). From 2007 to 2010, Mr. Beaudrault served as Chairman of Sbarro’s Board of Directors. From 2005 to 2010, Mr. Beaudrault served as Sbarro’s President and Chief Executive Officer. From 2004 to 2005, Mr. Beaudrault served as Corporate Vice President and President of Sbarro’s Quick Service Division. Prior to joining Sbarro’s, Mr. Beaudrault served as President and Chief Executive Officer of Hard Rock Cafe International.

In connection with Mr. Beaudrault’s appointment, the Company entered into an offer letter with Mr. Beaudrault that sets forth certain terms related to Mr. Beaudrault’s compensation package. It is expected that the Company and Mr. Beaudrault will enter into an employment agreement that will include the terms described in the offer letter and contain additional terms and conditions substantially similar to those set forth in the employment agreements of the Company’s other executive officers.

The terms set forth in the offer letter include: an annual base salary of $250,000; participation in the Company’s management bonus plan, 401(k) plan, non-qualified deferred compensation plan and group health, vision and dental insurance plans; an automobile allowance of $900 per month; and 20 days’ paid vacation annually. In addition, in the event of a termination for any reason other than cause, the Company will provide Mr. Beaudrault with continued healthcare benefits and an amount equal to 12 months’ base salary.

Item 7.01. Regulation FD Disclosure.

On February 7, 2012, the Company issued a press release announcing Mr. Beaudrault’s appointment as President and Chief Operating Officer of Mitchell’s, as well as Mr. Tancredi’s resignation. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated February 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date: February 9, 2012	By:	/s/ John F. McDonald, III
	Name:	John F. McDonald, III
	Title:	Vice President—Legal Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 7, 2012.